                              INVESTORS' AGREEMENT

                                   DATED AS OF

                                NOVEMBER 23, 1999

                                  BY AND AMONG

                            VIKING MERGER SUB, INC.,

                     DLJ MERCHANT BANKING PARTNERS II, L.P.,

                    DLJ MERCHANT BANKING PARTNERS II-A, L.P.,
                         DLJ OFFSHORE PARTNERS II, C.V.,
                         DLJ DIVERSIFIED PARTNERS, L.P.
                       DLJ DIVERSIFIED PARTNERS -A, L.P.,
                          DLJ MILLENNIUM PARTNERS, L.P.
                         DLJ MILLENNIUM PARTNERS-A, L.P.
                             DLJMB FUNDING II, INC.,
                             DLJ EAB PARTNERS, L.P.,
                              DLJ FIRST ESC, L.P.,
                                DLJ ESC II L.P.,
                        DLJ INVESTMENT FUNDING II, INC.,
                         DLJ INVESTMENT PARTNERS, L.P.,
                        DLJ INVESTMENT PARTNERS II, L.P.,
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
                            BNY CAPITAL CORPORATION,
                       CARLYLE HIGH YIELD PARTNERS, L.P.,
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                    LIFE INSURANCE COMPANY OF NORTH AMERICA,

                                 JOHN W. CASTRO

                                       AND

                                RICK R. ATTERBURY


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                                TABLE OF CONTENTS

                                -----------------
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

                                                                            PAGE
                                                                            ----
                                     ARTICLE
                                   DEFINITIONS

   Section 1.01.      DEFINITIONS..............................................2

                                    ARTICLE 2
                              CORPORATE GOVERNANCE

   Section 2.01.      COMPOSITION OF THE BOARD.................................8
   Section 2.02.      REMOVAL..................................................8
   Section 2.03.      VACANCIES................................................8
   Section 2.04.      MEETINGS.................................................8
   Section 2.05.      ACTION BY THE BOARD......................................9
   Section 2.06.      CONFLICTING CHARTER OR BYLAW PROVISIONS..................9

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

   Section 3.01.      GENERAL..................................................9
   Section 3.02.      LEGENDS.................................................10
   Section 3.03.      PERMITTED TRANSFEREES...................................10
   Section 3.04.      RESTRICTIONS ON TRANSFERS BY MANAGEMENT STOCKHOLDERS....10

                                    ARTICLE 4
             TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PRE-EMPTIVE RIGHTS

   Section 4.01.      RIGHTS TO PARTICIPATE IN TRANSFER.......................11
   Section 4.02.      RIGHT TO COMPEL PARTICIPATION IN CERTAIN TRANSFERS......13
   Section 4.03.      CERTAIN RIGHTS..........................................15
   Section 4.04.      PRE-EMPTIVE RIGHTS......................................15
   Section 4.05.      TREATMENT OF DLJIP ENTITIES.............................16

                                    ARTICLE 5
                               REGISTRATION RIGHTS

   Section 5.01.      DEMAND REGISTRATION.....................................16
   Section 5.02.      PIGGYBACK REGISTRATION..................................19
   Section 5.03.      HOLDBACK AGREEMENTS.....................................20
   Section 5.04.      REGISTRATION PROCEDURE..................................20
   Section 5.05.      INDEMNIFICATION BY THE COMPANY..........................23




   Section 5.06.      INDEMNIFICATION BY PARTICIPATING STOCKHOLDERS...........24
   Section 5.07.      CONDUCT OF INDEMNIFICATION PROCEEDINGS..................24
   Section 5.08.      CONTRIBUTION............................................25
   Section 5.09.      PARTICIPATION IN PUBLIC OFFERING........................26
   Section 5.10.      OTHER INDEMNIFICATION...................................26
   Section 5.11.      COOPERATION BY THE COMPANY..............................26

                                    ARTICLE 6
                                  MISCELLANEOUS

   Section 6.01.      ENTIRE AGREEMENT........................................27
   Section 6.02.      BINDING EFFECT; BENEFIT.................................27
   Section 6.03.      EXCLUSIVE FINANCIAL AND INVESTMENT BANKING ADVISOR......27
   Section 6.04.      ASSIGNABILITY...........................................27
   Section 6.05.      PRINTING BUSINESS.......................................27
   Section 6.06.      AMENDMENT; WAIVER; TERMINATION..........................27
   Section 6.07.      NOTICES.................................................28
   Section 6.08.      HEADINGS................................................29
   Section 6.09.      COUNTERPARTS............................................29
   Section 6.10.      APPLICABLE LAW..........................................29
   Section 6.11.      SPECIFIC ENFORCEMENT....................................29
   Section 6.12.      CONSENT TO JURISDICTION.................................30


                              INVESTORS' AGREEMENT

         AGREEMENT dated as of November 23, 1999 among (i) Viking Merger Sub, Inc. ("VIKING") which, immediately upon consummation of the Merger will become Merrill Corporation, a Minnesota corporation (the surviving corporation being the "COMPANY"), (ii) DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ First ESC, L.P., a Delaware limited partnership DLJ ESC II, L.P., a Delaware limited partnership, DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Partners, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation (each of the foregoing, a "DLJ ENTITY", and collectively, the "DLJ ENTITIES"), (iii) Donaldson, Lufkin & Jenrette Securities Corporation, BNY Capital Corporation, Carlyle High Yield Partners, L.P., Connecticut General Life Insurance Company, Life Insurance Company of North America and (iv) John W. Castro and Rick R. Atterbury (each a "MANAGEMENT STOCKHOLDER" and collectively, the "MANAGEMENT STOCKHOLDERS") (each of the persons in (ii), (iii) and (iv) a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                         W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement and Plan of Merger dated July 14, 1999 between Viking and the Company, as amended, (the "MERGER AGREEMENT"), Viking has agreed to merge with and into the Company, with the Company as the surviving corporation (the "MERGER");

         WHEREAS, prior to the Merger, the DLJ Entities and the entities described in (iii) above will acquire securities in Viking and will, at the time the Merger becomes effective pursuant to the terms of the Merger Agreement (the "EFFECTIVE TIME") hold securities in the Company;

         WHEREAS, immediately prior to the Merger, the Management Stockholders will own class B common shares in the Company which will remain outstanding at the Effective Time;

         WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations as holders of securities in the Company after consummation of the transactions contemplated by the Merger Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Merger Agreement, and with effect from the Effective Time, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "controlling", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "AGGREGATE OWNERSHIP" means, with respect to any Stockholder or group of Stockholders, and with respect to any class of Company Securities, the total amount of such securities "beneficially owned" (as such term is defined in Rule 13d-3 under the Exchange Act without regard to the timing limitation in Rule 13d-3(d)(1)(i)) (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation (but adjusted in accordance with the proviso below), calculated on a Fully Diluted basis and taking into account any stock dividend, stock split or reverse stock split; PROVIDED that such amount of securities shall be increased (without duplication) with respect to any Stockholder, by any stock appreciation rights, options, warrants or other rights to purchase or subscribe for Company Securities of such Stockholder only as and when such stock appreciation rights, options, warrants or other rights have vested.

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "BYLAWS" means the Bylaws of the Company, as amended from time to time.

         "CHARTER" means the Articles of Incorporation of the Company, as amended from time to time.

         "CLOSING DATE" means November 23, 1999.

         "CO-INVEST MANAGEMENT STOCKHOLDER" means any individual who (a) may, in accordance with Section 6.04, become a Management Stockholder after the Closing Date and (b)

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participates in any leveraged co-investment plan, stock option plan or other stock based incentive plan of the Company after the Closing Date.

         "COMMON SHARES" means the voting common shares, par value $0.01 per share, of Viking and immediately upon consummation of the Merger will mean, without duplication, the voting class B common shares, par value $0.01 per share, of the Company and any shares into which such Common Shares may thereafter be converted or exchanged.

         "COMPANY SECURITIES" means the Common Shares (and securities convertible into or exchangeable for Common Shares), the Preferred Shares and any options, warrants (including the Warrants) or other rights to acquire Common Shares, Preferred Shares or any other equity security issued by the Company.

         "DLJIP ENTITIES" means collectively, DLJ ESC II L.P., DLJ Investment Funding II, Inc., DLJ Investment Partners, L.P. and DLJ Investment Partners II, L.P.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FULLY DILUTED" means, with respect to Common Shares and without duplication, all outstanding Common Shares and all Common Shares issuable in respect of securities convertible into or exchangeable for Common Shares, stock appreciation rights, options, warrants (including the Warrants) and other rights to purchase or subscribe for Common Shares or securities convertible into or exchangeable for Common Shares; PROVIDED that, to the extent any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for Common Shares are subject to vesting, the Common Shares subject to vesting shall be included in the definition of "Fully Diluted" only upon and to the extent of such vesting.

         "FIRST PUBLIC OFFERING" means the first sale after the date hereof of Common Shares pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form and other than the registration statement filed in connection with Senior Notes Warrants and in connection with any Common Shares for which warrants may be exercised).

         "INITIAL OWNERSHIP" means, with respect to any Stockholder and any class of Company Securities, the number of shares of such class of Company Securities beneficially owned and (without duplication) which such Persons have the right to acquire as of the date hereof, or in the case of any Person that shall become a party to this Agreement on a later date, as of such date, taking into account any stock split, stock dividend, reverse stock split or similar event.

         "OTHER STOCKHOLDERS" means all Stockholders other than the DLJ Entities, and their respective Permitted Transferees.

         "PERMITTED TRANSFEREE" means:

                           (i) in the case of any DLJ Entity (A) any other DLJ
                  Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ PARTNER"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity that is an Affiliate of any DLJ Partner (collectively, the "DLJ AFFILIATES"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJ ASSOCIATES"), (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust;

                           (ii) in the case of any Other Stockholder that is an
                  individual, (A) a spouse, child, parent, or sibling (or child thereof) of the Other Stockholder or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (A), (B) a trust for the benefit of any of the foregoing or the Other Stockholder, (C) a charitable remainder trust, or (D) a private foundation or similar not-for-profit entity controlled solely by such Other Stockholder or the spouse or a child of such Other Stockholder, PROVIDED that if any such Other Stockholder shall transfer, individually or in the aggregate, more than 10% of his or her Initial Ownership of Common Shares, the Permitted Transferee to whom such Common Shares have been transferred shall grant such Other Stockholder an irrevocable proxy with respect to the voting of any matter relating to such shares; and

                           (iii) in the case of any Other Stockholder that is
                  not an individual, any Affiliate of such Other Stockholder.

         "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED SHARES" means the 14.5% Senior Preferred Shares due 2011, $0.01 par value, of the Company.

         "PRO RATA PORTION" means the number of Common Shares a Stockholder holds on a Fully Diluted basis multiplied by a fraction, the numerator of which is the number of Common Shares to be sold by the DLJ Entities and their Permitted Transferees in a given transaction (including, if Warrants are to be sold, the number of Common Shares into which such Warrants may be converted upon exercise) and the denominator of which is the total number of Common

Shares, on a Fully Diluted basis, held in the aggregate by the DLJ Entities and their Permitted Transferees prior to such transaction.

         "PUBLIC OFFERING" means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act.

         "REGISTRABLE SECURITIES" means any Shares until (i) a registration statement covering such Shares has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement,
(ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 are met or under which they may be sold pursuant to Rule 144(k) or (iii) such Shares are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

         "REGISTRATION EXPENSES" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.04(h)), (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Stockholders participating in the offering selected (A) by the DLJ Entities, in the case of any offering in which such entities participate, or (B) in any other case, by the Other Stockholders holding the majority of Shares to be sold for the account of all Other Stockholders in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "QUALIFIED INDEPENDENT UNDERWRITER" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, which shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Stockholders (or the agents who manage their accounts), except as set forth in
(vii) above, but which shall include any fees and expenses of underwriter's counsel.

         "RESTRICTION TERMINATION DATE" means the earlier to occur of (a) the fourth anniversary of the Closing Date and (b) the date upon which the Aggregate Ownership of Common Shares of the DLJ Entities and any of their Permitted Transferees falls below 10 percent of the Initial Ownership of Common Shares of the DLJ Entities.

         "RULE 144" means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECTION 4.04 PORTION" means the pro rata portion of any Company equity securities proposed to be issued by the Company with respect to which Stockholders shall be entitled to exercise their rights under Section 4.04 based upon such Stockholder's Aggregate Ownership of Common Shares as a percentage of the Aggregate Ownership of Common Shares of all Stockholders.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR NOTES WARRANTS" means the warrants attached to the Senior Discount Notes due 2009 of Merrill Corporation issued on or about November 23, 1999.

         "SHARES" means Common Shares, Preferred Shares and Warrant Shares.

         "STOCKHOLDER" means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 6.04, or otherwise, so long as such Person shall (i) beneficially own any Company Securities, or (ii) have any stock appreciation rights, options, warrants or other rights to purchase or subscribe for Company Securities.

         "TAG-ALONG PORTION" means the number of Common Shares held (or, without duplication, Common Shares acquirable upon exercise of the Warrants) by the Tagging Person or the Selling Person, as the case may be, multiplied by a fraction, the numerator of which is the number of Common Shares (or, without duplication, Common Shares acquirable upon the exercise of Warrants) proposed to be sold in the Tag-Along Sale pursuant to Section 4.01, and the denominator of which is the aggregate number of Common Shares (assuming the exercise of all Warrants) outstanding and owned by all Stockholders;

         "THIRD PARTY" means a prospective purchaser of Shares in an arm's-length transaction from a Stockholder where such purchaser is not a Permitted Transferee of such Stockholder.

         "WARRANTS" means the warrants issued by the Company to Stockholders pursuant to the Subscription Agreement for the purchase of an aggregate of 344,263 Common Shares (subject to adjustment as provided for therein).

         "WARRANT SHARES" means shares of Common Stock issuable by the Company upon exercise of the Warrants.

         (b) The term "DLJ ENTITIES", to the extent such entities shall have transferred any of their Shares to Permitted Transferees, shall mean the DLJ Entities and the Permitted Transferees of the DLJ Entities, taken together, and any right or action that may be taken at the election of the DLJ Entities may be taken at the election of the DLJ Entities and such Permitted Transferees.

         (c) The term "MANAGEMENT STOCKHOLDERS", to the extent such stockholders shall have transferred any of their Shares to Permitted Transferees, shall mean the Management Stockholders and the Permitted Transferees of the Management Stockholders, taken together, and any right or action that may be taken at the election of the Management Stockholders may be taken at the election of the Management Stockholders and such Permitted Transferees.

         (d) The term "OTHER STOCKHOLDERS", to the extent such stockholders shall have transferred any of their Shares to Permitted Transferees, shall mean the Other Stockholders and the Permitted Transferees of the Other Stockholders, taken together, and any right or action that may be taken at the election of the Other Stockholders may be taken at the election of the Other Stockholders and such Permitted Transferees.

         (e) Each of the following terms is defined in the Section set forth opposite such term:

                           TERM                      SECTION

                  Demand Registration                5.01(e)
                  DLJSC                              6.03
                  Drag-Along Rights                  4.02(a)
                  Holdback Period                    5.03
                  Holders                            5.01(e)
                  Incidental Registration            5.01(e)
                  Indemnified Party                  5.07
                  Indemnifying Party                 5.07
                  Inspectors                         5.04(g)
                  Maximum Offering Size              5.01(e)
                  Nominee                            2.03(a)
                  Participating Stockholder          4.04(b)
                  Public float                       4.01(f)
                  Public Offering Limitations        3.04(a)
                  Records                            5.04(g)
                  Registration Request               5.01
                  Relevant Portion                   4.04(b)
                  Relevant Stockholder               4.04(b)
                  Section 4.01 Response Notice       4.01(a)
                  Section 4.02 Notice                4.02(a)
                  Section 4.02 Notice Period         4.02(a)
                  Section 4.02 Sale                  4.02(a)
                  Section 4.02 Sale Price            4.02(a)
                  Selling Person                     4.01(a)
                  Selling Stockholder                5.01(e)
                  Subscription Agreement             6.01
                  Tag-Along Notice                   4.01(a)
                  Tag-Along Notice Period            4.01(a)
                  Tag-Along Offer                    4.01(a)
                  Tag-Along Right                    4.01(a)
                  Tag-Along Sale                     4.01(a)
                  Tagging Person                     4.01(a)

                  TCW Entity                         3.01
                  Transfer                           3.01

                                    ARTICLE 2
                              CORPORATE GOVERNANCE

         Section 2.01. COMPOSITION OF THE BOARD. (a) The Board shall consist initially of seven directors, three of which (including the Chairman) will be nominated by DLJ Merchant Banking Partners II, L.P., three of which will be nominated by the Management Stockholders and one of which shall be nominated by DLJ Investment Partners II, L.P. so long as its Aggregate Ownership of Common Shares exceeds 10% of its Initial Ownership of Common Shares, failing which, such director will be nominated by DLJ Merchant Banking Partners II, L.P. Any directors appointed pursuant to paragraph 7(b) of the Certificate of Designation of the Preferred Shares shall be in addition to these seven directors and shall not affect the rights of appointment hereunder.

         (b) Each Stockholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01; PROVIDED that the DLJ Entities will be required to vote their shares in favor of the nominees of the Management Stockholders only until the time that the Aggregate Ownership of Common Shares of the Management Stockholders falls below 10 percent of the Initial Ownership of Common Shares of the Management Stockholders.

         Section 2.02. REMOVAL. Each Stockholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section 2.01 unless such removal shall be for cause or the Persons entitled to designate or nominate such director shall have consented to such removal in writing.

         Section 2.03. VACANCIES. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy of the Board:

         (a) the Person or Persons entitled under Section 2.01 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual (the "NOMINEE") to fill such capacity and serve as a director of the Company; and

         (b) each Stockholder then entitled to vote for the election of the Nominee as a director of the Company agrees that it will vote its Shares, or execute a written consent, as the case may be, in order to ensure that the Nominee is elected to the Board.

         Section 2.04. MEETINGS. The Board shall hold a regularly scheduled meeting at least once every calendar quarter.

         Section 2.05. ACTION BY THE BOARD. (a) A quorum of the Board shall consist of four directors; PROVIDED that the DLJ Entities shall have the right at any time to increase the number of directors necessary to constitute a quorum of the Board. All actions of the Board shall require the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; PROVIDED that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

         (b) The Board may create executive, compensation and audit committees, as well as such other committees as it may determine, to the extent authorized by applicable law. To the extent not prohibited by applicable law, the DLJ Entities shall be entitled to majority representation on any committee created by the Board and the Management Stockholders shall be entitled to at least one representative on any such committee.

         Section 2.06. CONFLICTING CHARTER OR BYLAW PROVISIONS. Each Stockholder shall vote its Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the Company's Charter and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

         Section 3.01. GENERAL. Each Stockholder understands and agrees that the Company Securities purchased pursuant to the applicable subscription agreement have not been registered under the Securities Act and are restricted securities. Each Stockholder agrees that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("TRANSFER") any Company Securities (or solicit any offers to buy or otherwise acquire, or take a pledge of any Company Securities) except in compliance with the Securities Act and the terms and conditions of this Agreement.

         Except as set forth below, no transferee other than a Permitted Transferee or a party hereto shall be required to become a party to this Agreement. Except as set forth (i) in the second sentence of this Section 3.01 and (ii) with respect to the DLJ Entities, Section 4.01, transfers by the Stockholders (other than Management Stockholders) are not subject to any restrictions on transfer of Company Securities. It is acknowledged that DLJSC shall be permitted to sell any or all of its Company Securities to TCW/Crescent Mezzanine Partners II, L.P. and/or one or more of its Affiliates (each a "TCW ENTITY"), and in such event, each such TCW Entity shall execute and deliver an agreement to be bound by the terms of and become a party to this Agreement upon the same terms (other than any rights or obligations of DLJSC under Section 6.03 hereof) as DLJSC is so bound at the time of such transfer.

         Any attempt to transfer any Company Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company's stock records to such attempted transfer.

         Section 3.02. LEGENDS. In addition to any other legend that may be required, each certificate for Common Shares or Preferred Shares and each Warrant that is issued to any Stockholder shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE INVESTORS' AGREEMENT DATED AS OF NOVEMBER 23, 1999, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY".

                  If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities without the first sentence of the legend required by this Section endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by this Section endorsed thereon.

         Section 3.03. PERMITTED TRANSFEREES. Notwithstanding anything in this Agreement to the contrary, any Stockholder may at any time transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Stockholder or group of Stockholders and without compliance with Sections 3.04 and 4.01 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of and become a party to this Agreement and (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

         Section 3.04.     RESTRICTIONS ON TRANSFERS BY MANAGEMENT STOCKHOLDERS.

         (a) Each Management Stockholder and each Permitted Transferee of such Management Stockholder may transfer its Company Securities only as permitted by
Section 3.03, or as follows:

                  (i) in a transfer made in compliance with Section 4.01 or 4.02 or as required by any employment contract between the Company or any Subsidiary and such management Stockholder;

                  (ii) subject to the Public Offering Limitations, in a Public Offering in connection with the exercise of its rights under Article 5 hereof; or

                  (iii) after the first anniversary of the First Public Offering, subject to Section 5.03, in a transfer made in compliance with Rule 144 promulgated under the Securities Act; PROVIDED, however, that such sales cannot reduce a Management Stockholder's ownership to (or occur at a time when such Management Stockholder's ownership is otherwise) below the greater of (a) 50% of such Management Stockholder's Initial Ownership of Common Shares and (b) the percentage of such Management Stockholder's Initial Ownership of Common Shares that is equal to the Aggregate Ownership of Common Shares of the DLJ Entities as a percentage of the DLJ Entities' Initial Ownership of Common Shares.

         For purposes of this Agreement, "PUBLIC OFFERING LIMITATIONS" means (A) no Management Stockholder shall be permitted to sell any Common Shares in the First Public Offering provided that any Management Stockholder that is not a Co-invest Management Stockholder may sell in the First Public Offering the lesser of (i) such Management Stockholder's Pro Rata Portion in respect of the First Public Offering, and (ii) 20 percent of the Initial Ownership of Common Shares of such Management Stockholder; (B) other than pursuant to the proviso in
(A) above, no Management Stockholder may sell any Common Shares until such time as the Aggregate Ownership of Common Shares of the DLJ Entities is less than 75 percent of the Initial Ownership of Common Shares of the DLJ Entities and (C) in each Public Offering following the First Public Offering, each Management Stockholder may sell no more than such Management Stockholder's Pro Rata Portion in respect of such Public Offering.

         (b) The provisions of Section 3.04(a) shall terminate on the Restriction Termination Date. Notwithstanding the foregoing sentence, the provisions of Section 3.04(a) shall not terminate with respect to any Management Stockholder's Common Shares which shall have been pledged to the Company as security in connection with any indebtedness for borrowed money owed by such Management Stockholder to the Company unless the proceeds from the sale of such Shares are applied to repay such indebtedness.

         (c) In addition to any other restriction contained in this Agreement and notwithstanding any other provision of this Section 3.04, neither a Management Stockholder nor any Permitted Transferee thereof may transfer any Common Shares prior to the date such Common Shares have vested in accordance with the terms of any relevant investment plan or other related agreement to which such Common Shares are subject.

                                    ARTICLE 4
             TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PRE-EMPTIVE RIGHTS

         Section 4.01. RIGHTS TO PARTICIPATE IN TRANSFER. (a) If any DLJ Entity (the "SELLING PERSON") proposes a transfer (other than a transfer (i) in a Public Offering or pursuant to Rule 144, (ii) to any Permitted Transferee or
(iii) to the Company or any of its employees or independent contractors in connection with any plan or proposal for the incentivisation of any such employees or independent contractors under which such employee or independent contractor becomes bound by the terms hereof), of a number of Common Shares equal to or exceeding 20% of the then outstanding Common Shares in a single transaction or in a series of related transactions (a "TAG-ALONG SALE"), the Other Stockholders may, at their option, elect to exercise their rights under this Section 4.01 (each such Stockholder, a "TAGGING PERSON"). In the event of such a proposed transfer, the Selling Person shall provide each Other Stockholder written notice of such proposed transfer ("TAG-ALONG NOTICE") and offer each Tagging Person the opportunity to participate in such sale. The Tag-Along Notice shall identify the number of

Common Shares subject to the offer ("TAG-ALONG OFFER"), the cash price at which the transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any. Any Other Stockholder that owns Warrants shall be permitted to participate in such a Tag-Along Offer, subject to the other provisions of this Section 4.01, by transferring in lieu of Common Shares representing such Person's Tag Along Portion a number of Warrants which, if exercised, would confer the right to acquire such number of Common Shares ("UNDERLYING SHARES") and the calculation below in this Section 4.01 shall be made as though the Warrants in question had been exercised for Common Shares. The price per Warrant to be received by such a Tagging Person shall be the price per Common Share multiplied by the number of Underlying Shares minus the applicable Warrant exercise price in respect thereof.

         From the receipt of the Tag-Along Notice, each Tagging Person shall, subject to Section 4.01(f), have the right (a "TAG-ALONG RIGHT"), exercisable by written notice ("SECTION 4.01 RESPONSE NOTICE") given to the Selling Person within 15 Business Days (the "TAG-ALONG NOTICE PERIOD"), to request that the Selling Person include in the proposed transfer the number of Common Shares (or Warrants in lieu thereof) held by such Tagging Person as is specified in such notice; PROVIDED that if the aggregate number of Common Shares (or Warrants in lieu thereof) proposed to be sold by the Selling Person and all Tagging Persons in such transaction exceeds the number of Common Shares which can be sold on the terms and conditions set forth in the Tag-Along Notice, then the Tag-Along Portion of each Tagging Person shall be sold pursuant to the Tag-Along Offer and the Selling Person shall sell its Tag-Along Portion and such additional Common Shares (or Warrants in lieu thereof) as permitted by Section 4.01(d). If the Tagging Persons exercise their Tag-Along Rights hereunder, each Tagging Person shall deliver, together with its Section 4.01 Response Notice, to the Selling Person the certificate or certificates representing the Common Shares (or Warrants in lieu thereof) of such Tagging Person to be included in the transfer, together with a limited power-of-attorney authorizing the Selling Person to transfer such Common Shares (or Warrants in lieu thereof) on the terms set forth in the Tag-Along Notice. Delivery of such certificate or certificates representing the Common Shares (or Warrants in lieu thereof) to be transferred and the limited power-of-attorney authorizing the Selling Person to transfer such Common Shares (or Warrants in lieu thereof) shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons. If, at the end of a 120 day period after such delivery, the Selling Person has not completed the transfer of all such Common Shares (or Warrants in lieu thereof) on substantially the same terms and conditions set forth in the Tag-Along Notice, the Selling Person shall return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Common Shares (or Warrants in lieu thereof) which such Tagging Person delivered for transfer pursuant to this Section 4.01.

         (b) Concurrently with the consummation of the Tag-Along Sale, the Selling Person shall notify the Tagging Persons thereof, shall remit to the Tagging Persons the total consideration (by bank or certified check) for the Common Shares (or Warrants in lieu thereof) of the Tagging Persons transferred pursuant thereto, and shall, promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and time of completion of such transfer and the terms thereof (plus such copies of related documents) as may be reasonably requested by the Tagging Persons.

         (c) If at the termination of the Tag-Along Notice Period any Tagging Person shall not have elected to participate in the Tag-Along Sale, such Tagging Person will be deemed to have waived its rights under Section 4.01(a) with respect to the transfer of its securities pursuant to such Tag-Along Sale.

         (d) If any Tagging Person declines to exercise its Tag-Along Rights or elects to exercise its Tag-Along Rights with respect to less than such Tagging Person's Tag-Along Portion, the DLJ Entities shall be entitled to transfer, pursuant to the Tag-Along Offer, a number of Common Shares (or Warrants in lieu thereof) held by the DLJ Entities equal to the number of Common Shares (or Warrants in lieu thereof) constituting the portion of such Tagging Person's Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

         (e) The DLJ Entities and any Tagging Person who exercises the Tag-Along Rights pursuant to this Section 4.01 may sell the Common Shares (or Warrants in lieu thereof) subject to the Tag-Along Offer on the terms and conditions set forth in the Tag-Along Notice (PROVIDED, however, that the cash price payable in any such sale may exceed the cash price specified in the Tag-Along Notice by up to 10%) within 120 days of the date on which Tag-Along Rights shall have been waived, exercised or expire.

         (f) The Tag-Along Rights will terminate upon consummation of any Public Offering creating a Public float (as defined) of at least $50,000,000. "PUBLIC FLOAT" means the fair market value of all outstanding Common Shares (other than those held by any Affiliate of the Company) which have been subject to a Public Offering.

         Section 4.02. RIGHT TO COMPEL PARTICIPATION IN CERTAIN TRANSFERS. (a) If (i) (A) the DLJ Entities and their Permitted Transferees propose to transfer not less than 75% of their Aggregate Ownership of Common Shares to a Third Party in a bona fide sale at a price per share in excess of $22 per share (taking into account the effect of any stock split, stock dividend or reverse stock split) or
(B) the DLJ Entities propose a transfer at a price per share in excess of $22 per share (taking into account the effect of any stock split, stock dividend or reverse stock split) in which the Common Shares to be transferred by the DLJ Entities and their Permitted Transferees together with the Subject Shares (defined below) constitute more than 75% of the outstanding Common Shares and
(ii) the shares to be sold by the DLJ Entities and their Permitted Transferees constitute at least 50 percent of the total number of Common Shares to be so sold pursuant to (A) or (B) above (such Common Shares proposed to be transferred being referred to collectively, as the "SOLD SHARES"; and any such proposed sale, a "SECTION 4.02 SALE"), the DLJ Entities may at their option require all Other Stockholders to sell their Subject Shares ("DRAG-ALONG RIGHTS"), (which for the avoidance of doubt shall require any Other Stockholder (subject to and effective at the closing of the Section 4.02 Sale) to exercise options and/or warrants (excluding the Warrants) and to sell to such Third Party the Common Shares received as a result of such exercise to the extent necessary (or in the case of the Warrants, to sell such Warrants to such Third Party without exercise)) for the same consideration per Common Share (or in the case of the Warrants such consideration per Common Share less the applicable exercise price in respect thereof) and otherwise on the same terms and conditions as the sale by the DLJ Entities; provided that any Other Stockholder that holds options or warrants the exercise price per share of which is greater than the per share price at which the Common Shares are to be sold to the Third Party may, if required by the DLJ Entities to exercise such options, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto; and provided further that no Other Stockholder shall be required (x) to make any representation or warranty other than in respect of its title to its Subject Shares and its authority to sell its Subject Shares or (y) to agree to indemnify other parties in an aggregate amount exceeding the amount of net proceeds it receives in respect of the exercise of its options or Warrants and/or the sale of its Subject Shares. In the event the Section 4.02 Sale is not consummated with respect to any shares acquired upon exercise of such options or warrants, or the Section 4.02 Sale is not consummated, such options or warrants shall be deemed not to have been exercised or canceled, as applicable. DLJMB shall provide written notice of such
Section 4.02 Sale to the Other Stockholders (a "SECTION 4.02 NOTICE") not later than the 15th Business Day prior to the proposed Section 4.02 Sale. The Section
4.02 Notice shall identify the transferee, the number of Common Shares and Warrants of such Other Stockholder proposed to be sold (the "SUBJECT SHARES"), the consideration for which a transfer is proposed to be made (the "SECTION 4.02 SALE PRICE") and all other material terms and conditions of the Section 4.02 Sale. The Subject Shares shall, for each Other Stockholder, be its Pro Rata Portion in respect of such Section 4.02 Sale. Subject to Sections 4.02 and 4.03, each Other Stockholder shall be required to participate in the Section 4.02 Sale on the terms and conditions set forth in the Section 4.02 Notice and to tender all its Subject Shares as set forth below. The price payable in such transfer shall be the Section 4.02 Sale Price. Not later than the 15th Business Day following receipt of the Section 4.02 Notice (the "SECTION 4.02 NOTICE PERIOD"), each of the Other Stockholders shall deliver to a representative of the DLJ Entities designated in the Section 4.02 Notice certificates representing all Subject Shares held by such Other Stockholder, duly endorsed, together with all other documents required to be executed in connection with such Section 4.02 Sale. If an Other Stockholder should fail to deliver such certificates to such representative, the Company shall cause the books and records of the Company to show that such Subject Shares are bound by the provisions of this Section 4.02 and Section 4.03 and that such Subject Shares shall be transferred to the purchaser of the Subject Shares immediately upon surrender for transfer by the holder thereof.

         (b) The DLJ Entities shall have a period of 45 Business Days from the date of receipt of the Section 4.02 Notice to consummate the Section 4.02 Sale on the terms and conditions set forth in such Section 4.02 Notice. If the
Section 4.02 Sale shall not have been consummated during such period, the DLJ Entities shall return to each of the Other Stockholders all certificates representing Subject Shares that such Other Stockholder delivered for transfer pursuant hereto, together with any documents in the possession of the DLJ Entities executed by the Other Stockholder in connection with such proposed transfer, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to Common Shares owned by the Other Stockholders shall again be in effect.

         (c) Concurrently with the consummation of the transfer of Common Shares pursuant to this Section 4.02 and Section 4.03, the DLJ Entities shall give notice thereof to all Stockholders, shall remit to each of the Stockholders who have surrendered their certificates the total consideration (by bank or certified check) for the Subject Shares transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof (plus such copies of related documents) as may reasonably requested by such Stockholders.

         Section 4.03. CERTAIN RIGHTS. It is understood and agreed that the employment agreements or associated restricted stock purchase agreements between one or more Management Stockholders and the Company or any Subsidiary may contain provisions permitting or requiring, under certain circumstances, such Management Stockholders to sell to the Company or a Subsidiary, and permitting or requiring, under certain circumstances, the Company or such Subsidiary to purchase from such Management Stockholder, Company Securities. Such provisions may, by the terms of such agreements, remain effective notwithstanding that the employment relationship created by such employment agreements has been terminated, in which event such provisions are deemed to be incorporated herein and made a part hereof, to the extent appropriate.

         Section 4.04. PRE-EMPTIVE RIGHTS. (a) The Company shall provide each Stockholder with a written notice (a "SECTION 4.04 NOTICE") of any proposed issuance by the Company of equity securities (other than as provided in Section
4.04 (d)) at least 10 Business Days prior to the proposed issuance date. Such notice shall specify the price at which the equity securities are to be issued and the other material terms of the issuance. Each Stockholder shall be entitled to purchase such Stockholder's Section 4.04 Portion of the equity securities proposed to be issued. A Stockholder may exercise its rights under this Section
4.04 by delivering written notice of its election to purchase equity securities to the Company and each other Stockholder within 5 Business Days of receipt of the Section 4.04 Notice. A delivery of such a written notice (which notice shall specify the number of shares (or amount) of equity securities to be purchased by the Stockholder submitting such notice) by such Stockholder shall constitute a binding agreement of such Stockholder to purchase at the price and on the terms specified in the Section 4.04 Notice, the number of shares (or amount) of equity securities specified in such Stockholder's written notice. In the event the equity securities proposed to be issued by the Company are not Common Shares, it shall be a condition to the consummation of the purchase of such equity securities pursuant to this Section 4.04 by any Stockholder that such Stockholder shall execute an amendment of this Agreement on the terms consistent with this Agreement reasonably satisfactory to the Company and the other Stockholders.

         (b) In the event any Stockholder (a "RELEVANT STOCKHOLDER") declines to exercise its preemptive rights under this Section 4.04 or elects to exercise such rights with respect to less than such Relevant Stockholder's Section 4.04 Portion, each other Stockholder who is not a Relevant Stockholder (a "PARTICIPATING STOCKHOLDER") shall be entitled to purchase from the Company its Relevant Portion of the amount of such Relevant Stockholder's Section 4.04 Portion with respect to which such Relevant Stockholder shall not have exercised its preemptive rights. For these purposes "RELEVANT PORTION" means the pro rata portion of a Participating

Stockholder based upon such Participating Stockholder's Aggregate Ownership of Common Shares as a percentage of the Aggregate Ownership of Common Shares of all Participating Stockholders.

         (c) In the case of any issuance of equity securities, the Company shall have 90 days from the date of the Section 4.04 Notice to consummate the proposed issuance of any or all of such securities which the Stockholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Section 4.04 Notice. At the consummation of such issuance, the Company shall issue certificates representing the securities to be purchased by each Stockholder exercising preemptive rights pursuant to this Section 4.04 registered in the name of such Stockholder, against payment by such Stockholder of the purchase price for such securities. If the Company proposes to issue securities after such 90-day period, it shall again comply with the procedures set forth in this Section.

         (d) Notwithstanding the foregoing, no Stockholder shall be entitled to purchase equity securities as contemplated by this Section 4.04 in connection with issuances of equity securities (i) to employees, former employees or independent contractors of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board (including upon the exercise of stock options), (ii) in connection with any bona fide, arm's length restructuring of outstanding debt of the Company or any Subsidiary, (iii) in exchange for securities pursuant to any bona fide, arm's-length merger, acquisition or similar transaction, (iv) pursuant to a Public Offering, (v) to holders of Warrants upon exercise thereof in accordance with their terms and
(vi) to holders of Senior Notes Warrants upon exercise thereof in accordance with their terms. The Company shall not be under any obligation to consummate any proposed issuance of any equity securities, regardless of whether it shall have delivered a Section 4.04 Notice in respect of such proposed issuance.

         Section 4.05. TREATMENT OF DLJIP ENTITIES. For purposes of Section 4.01 and 4.02 hereof, the DLJIP Entities shall be treated as, and have the rights of, Other Stockholders and not DLJ Entities. For the avoidance of doubt, for the purposes of this Agreement, DLJSC shall (without prejudice to any of its rights or obligations under Section 6.03 hereof) be treated as, and have the rights of, an Other Stockholder and not a DLJ Entity.

                                    ARTICLE 5
                               REGISTRATION RIGHTS

         Section 5.01. DEMAND REGISTRATION. (a) If the Company shall receive a Registration Request (as defined below) from a Person entitled to make such request pursuant to this Section 5.01 (any such requesting Person, a "SELLING STOCKHOLDER") that the Company effect the registration under the Securities Act of all or a portion of such Selling Stockholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give written notice of such requested registration (a "DEMAND Registration") at least 15 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all the other Stockholders holding Registrable Securities of the same type, or, in the event such Registrable Securities are Common Shares to all other Stockholders holding

Warrants exercisable for such Common Shares, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by the Person or Persons making such Registration Request, then held by such Person or Persons, PROVIDED that if the Registration Request is received from the holders of 35% or greater of the Warrants, the obligation of the Company under this Section 5.01(a)
         (i) shall be to effect the registration of the Common Shares to which the relevant selling Stockholders are entitled upon the exercise of such Warrants and not the Warrants themselves; and

                  (ii) subject to the restrictions set forth in Section 3.04 and
         Section 5.01(e), all other Registrable Securities of the same type as that to which the request by the Selling Stockholders relates which any other Stockholder that is entitled in respect of such Registrable Securities to request the Company to effect a Piggyback Registration (as such term is defined in Section 5.02) pursuant to Section 5.02 (all such Stockholders, together with the Selling Stockholders, the "HOLDERS") has requested the Company to register by written request received by the Company within 10 days after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED that, subject to Section 5.01(d) hereof, the Company shall not be obligated to effect more than (A) four Demand Registrations where the Registration Request is made by the DLJ Entities or their Permitted Transferees in respect of Common Shares, (B) two Demand Registrations in respect of Preferred Shares, where any such Registration Request may be made by the holders of 35% or greater of Preferred Shares or (C) one Demand Registration in respect of a registration of Warrant Shares or Common Shares issued upon the exercise of Warrants, without duplication, where the Registration Request may be made by the holders of 35% or greater of the Warrant Shares or Common Shares issued upon the exercise of Warrants, without duplication, PROVIDED that no such Registration Request in respect of Warrant Shares or Common Shares issued upon the exercise of Warrants, without duplication, may be made before the date which is six months after the First Public Offering; and PROVIDED FURTHER that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Common Shares to be included in such Demand Registration, in the reasonable opinion of the DLJ Entities exercised in good faith, equals or exceeds (x) $25,000,000 if such Demand Registration would constitute the First Public Offering, (y) no minimum restriction in the case of a Registration Request by the holders of 35% or greater of the Warrant Shares or Common Shares issued upon the exercise of Warrants, without duplication, or (z) $20,000,000 in all other cases. In no event will the Company be required to effect more than one Demand Registration within any six-month period.

         For purposes hereof, "REGISTRATION REQUEST" means a written request (a) in the case of a request in respect of a registration of Common Shares, by (i) the DLJ Entities or their Permitted Transferees or (ii) by the holders of 35% or greater of the Warrant Shares or Common Shares issued upon the exercise of Warrants, without duplication, which constitute Registrable Securities, or (b) in the case of a request in respect of a registration of Preferred Shares, by the holders of 35% or greater of the Preferred Shares, which constitute Registrable Securities.

         (b) Promptly after the expiration of the 10-day period referred to in
Section 5.01(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of Registrable Securities requested to be included therein. The Selling Stockholders requesting a registration under this Section may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall be considered a Demand Registration unless the participating Stockholders reimburse the Company for all costs incurred by the Company in connection with such registration, or unless such revocation arose out of the fault of the Company, in which case such request shall not be considered a Demand Registration.

         (c) The Company will pay all Registration Expenses in connection with any Demand Registration.

         (d) A registration requested pursuant to this Section shall not be deemed to have been effected (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder); PROVIDED that if after any registration statement requested pursuant to this Section becomes effective (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement has been sold thereunder, such registration statement shall not be considered a Demand Registration or (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.01(e) such that less than 66 2/3% of the Registrable Securities of the Selling Stockholders sought to be included in such registration are included.

         (e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter shall advise the Company and the Selling Stockholders that, in its view, (i) the number of Registrable Securities requested to be included in such registration (taken together with any securities which the Company proposes to be included which are not Registrable Securities) or (ii) the inclusion of some or all of the Registrable Securities owned by the Holders, in any such case, exceeds or would cause the Shares offered to exceed the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering
Size:

                           (A) First, all Registrable Securities requested to be
                  included in such registration by the Person or Persons making such Registration Request;

                           (B) second, all Registrable Securities requested to
                  be included in such registration by any Stockholders pursuant to Section 5.02 below; and

                           (C) third, any securities proposed to be registered
                  by the Company.

         Section 5.02. PIGGYBACK REGISTRATION. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (C) in connection with the issuance of securities in exchange for existing securities in connection with an acquisition by the Company of another company), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.02(c), give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each DLJ Entity and each Other Stockholder, which notice shall set forth such Stockholder's rights under this Section 5.02 and shall offer such Stockholders the opportunity to include in such registration statement such number of Registrable Securities of the same type as are proposed to be registered as each such Stockholder may request (a "PIGGYBACK REGISTRATION"). Subject to Section 3.04, upon the written request of any such Stockholder made within 15 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; PROVIDED that (I) if such registration involves a Public Offering, all such Stockholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f) on the same terms and conditions as apply to the Company and (II) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of any Stockholder under Section 5.01). No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.02.

         (b) For the avoidance of doubt, holders of Warrants shall be deemed for purposes of this Section 5.02 to own the Common Shares for which their Warrants are exercisable and any holders of Warrants wishing to participate in a Piggyback Registration may make any exercise of its Warrants conditional upon consummation of the sale of the Common Shares to which such exercise relates in the Public Offering in question.

         (c) If a registration pursuant to this Section 5.02 involves a Public Offering (other than in the case of a Public Offering requested by any DLJ Entity or any of their Permitted Transferees or the Other Stockholders, in each case, in a Demand Registration pursuant to Section 5.01, in which case the provisions with respect to priority of inclusion in such offering set forth in
Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

                  (i) first, so much of the securities proposed to be registered by the Company as would not cause the offering to exceed the Maximum Offering Size; and

                  (ii) second, all Registrable Securities requested to be included in such registration by any DLJ Entity and its Permitted Transferees or any Other Stockholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration).

         (d) Notwithstanding the foregoing, nothing herein will prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any registration pursuant to this Section 5.02 will be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 5.02 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

         Section 5.03. HOLDBACK AGREEMENTS. If any registration of Common Shares shall be in connection with a Public Offering, each DLJ Entity and its Permitted Transferees and each Other Stockholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Common Shares or any Warrants, other than as part of such Public Offering during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Company and
(ii) 180 days (such lesser period, the "APPLICABLE HOLDBACK PERIOD").

         Section 5.04. REGISTRATION PROCEDURES. Whenever Stockholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

         (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days.

         (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

         (c) After the filing of the registration statement, the Company will promptly notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Stockholder holding such Registrable Securities reasonably (in light of such Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; PROVIDED that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

         (e) The Company will immediately notify each Stockholder holding such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and make available to each such Stockholder any such supplement or amendment.

         (f) (i) The DLJ Entities will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering in connection with a Demand Registration in which any DLJ Entity or any Permitted Transferee of any DLJ Entity is selling Shares, which underwriter or underwriters may include any Affiliate of any DLJ Entity and (ii) the Company will select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form which provides for, among other things, customary "lock-up" provisions restricting the issuance of securities by the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

         (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the Company Securities or its Affiliates unless and until such is made generally available to the public. Each Stockholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (h) The Company will furnish to each such Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

         (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (j) In a registration involving an underwritten offering, the Company shall cause senior management of the Company to participate in "road shows" relating to any offering of Registrable Securities, as reasonably requested by the managing underwriter or underwriters of such offering; provided, no such road show shall last more than 10 consecutive Business Days.

         The Company may require each such Stockholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the

Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each such Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e), and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e).

         Section 5.05. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Securities covered by a registration statement, its officers, directors and agents, and each person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use therein; PROVIDED that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company has provided such prospectus and it was the responsibility of such Stockholder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 5.05.

         Section 5.06. INDEMNIFICATION BY PARTICIPATING STOCKHOLDERS. Each Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only (i) with respect to information furnished in writing by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 5.05 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Stockholder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

         Section 5.07. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article 5, such person (an "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; PROVIDED that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         Section 5.08. CONTRIBUTION. If the indemnification provided for in this
Article 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each such Stockholder's obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

         Section 5.09. PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder (as a seller) unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         Section 5.10. OTHER INDEMNIFICATION. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein (in their capacity as such) with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         Section 5.11. COOPERATION BY THE COMPANY. In the event any Stockholder shall transfer any Warrants or Registrable Securities pursuant to Rule 144A under the Securities Act, the Company shall cooperate with such Stockholder (which shall include, without limitation, in the case of Registrable Securities, making registration rights (substantially equivalent to those of such Stockholder set out in this Section 5) with respect to the Registrable Securities to be sold (or securities issuable or to be issued in exchange therefor) promptly available to the ultimate purchasers thereof) and shall provide to such Stockholder such information as such Stockholder shall reasonably request (provided that any registration rights made available pursuant to this Section 5.11 shall not be on terms substantially more favorable to the possessors thereof than the registration rights granted pursuant to this Agreement to the DLJ Entities).

                                    ARTICLE 6
                                  MISCELLANEOUS

         Section 6.01. ENTIRE AGREEMENT. This Agreement, the Subscription Agreement dated the date hereof between Viking and certain of the parties hereto (the "SUBSCRIPTION AGREEMENT") (and the Transaction Documents defined therein) constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         Section 6.02. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 6.03. EXCLUSIVE FINANCIAL AND INVESTMENT BANKING ADVISOR . During the period from and including the date hereof through and including the fifth anniversary of the date hereof, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") or any Affiliate of DLJSC that the DLJ Entities may choose in their sole discretion shall be engaged as the exclusive financial and investment banking advisor of the Company on terms customary in the investment banking industry. DLJSC or such Affiliate shall be entitled to reimbursement from the Company for all customary and reasonable out-of-pocket expenses incurred by DLJSC or such Affiliate (including, without limitation, reasonable fees and expenses of counsel) as financial and investment banking advisor of the Company.

         Section 6.04. ASSIGNABILITY. Except as contemplated by the final sentence of the second paragraph of Section 3.01, this Agreement shall not be assignable by any party hereto, except that any Person acquiring Shares who is required by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "STOCKHOLDER" and, if such agreement shall so specify, an "OTHER STOCKHOLDER", a "MANAGEMENT STOCKHOLDER" or a "CO-INVEST MANAGEMENT STOCKHOLDER". Any Stockholder who ceases to own beneficially any Shares shall cease to be bound by the terms hereof (other than the provisions of Sections 5.05, 5.06, 5.07, 5.08, and 5.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Shares).

         Section 6.05. PRINTING BUSINESS. The DLJ Entities will use commercially reasonable efforts to introduce the Company to its portfolio companies and encourage such companies to utilize the services of the Company.

         Section 6.06. AMENDMENT; WAIVER; TERMINATION. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the approval of the Board and Stockholders holding at least 75% of the outstanding Shares; PROVIDED that if any such amendment or modification has an adverse effect on any Stockholder that is materially disproportionate to the effect of such amendment or modification on Stockholders generally, the approval of such Stockholder shall also be required.

         Section 6.07. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions and shall be given,

                           if to the Company or the Management Stockholders, to:

                                    Merrill Corporation
                                    One Merrill Circle
                                    St. Paul, Minnesota  55108
                                    (651) 632-1272
                                    Attention: Steve Machov
                                    General Counsel
                                    Fax: (651) 632-4141

                           with copies to:

                                    Oppenheimer Wolff & Donnelly LLP
                                    45 South Seventh Street, Plaza VII
                                    Minneapolis, Minnesota  55402
                                    Attention: Bruce A. Machmeier, Esq.
                                    (612) 607-7267
                                    Fax:  (612) 607-7100

                                    and

                                    Faegre & Benson LLP
                                    2200 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, Minnesota  55402
                                    Attention: William R. Busch
                                    (612) 336-3000
                                    Fax: (612) 336-3026

                           and a copy to the DLJ Entities at their addresses listed below.

                           if to the DLJ Entities, to:

                                    DLJ Merchant Banking Partners II, L.P.
                                    277 Park Avenue
                                    New York, New York 10172
                                    Attention: William F. Dawson, Jr.
                                    Fax:  (212) 892-7272

                           with a copy to:

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, New York  10017
                                    Attention:  George R. Bason, Jr.
                                    Fax:  (212) 450-4800

         if to any other party hereto to the address(es) listed for such a party on the applicable signature page of the Subscription Agreement:

         All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

         Any Person who becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

         Section 6.08. HEADINGS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 6.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 6.10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

         Section 6.11. SPECIFIC ENFORCEMENT. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 6.12. CONSENT TO JURISDICTION. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.07 shall be deemed effective service of process on such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   VIKING MERGER SUB, INC.

                                   By:  /s/ Keith Palumbo
                                        -----------------------------------
                                         Name:  Keith Palumbo
                                         Title:    Vice President

                                   DLJ MERCHANT BANKING PARTNERS II, L.P.

                                   BY DLJ MERCHANT BANKING II, INC.
                                   Managing General Partner

                                   By:  /s/ William F. Dawson
                                        -----------------------------------
                                         Name:  William F. Dawson
                                         Title:    Attorney-in-fact

                                   DLJ MERCHANT BANKING
                                     PARTNERS II-A, L.P.

                                   BY DLJ MERCHANT BANKING II,
                                         INC., Managing General Partner

                                   By:  /s/ William F. Dawson
                                        -----------------------------------
                                         Name:  William F. Dawson
                                         Title:    Attorney-in-fact

                                    DLJ OFFSHORE PARTNERS II, C.V.

                                    BY DLJ MERCHANT BANKING II,
                                          INC., Advisory General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ DIVERSIFIED PARTNERS, L.P.

                                    BY DLJ DIVERSIFIED PARTNERS,
                                          INC., Managing General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ DIVERSIFIED PARTNERS-A, L.P.

                                    BY DLJ DIVERSIFIED PARTNERS, INC.,
                                          Managing General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJMB FUNDING II, INC.

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ EAB PARTNERS, L.P.

                                    BY DLJ LBO PLANS MANAGEMENT
                                          CORPORATION, General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ MILLENNIUM PARTNERS, L.P.

                                    BY DLJ MERCHANT BANKING II,
                                          INC., Managing General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ FIRST ESC, L.P.

                                    BY DLJ LBO PLANS MANAGEMENT
                                          CORPORATION, as General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ ESC II L.P.

                                    BY DLJ LBO PLANS MANAGEMENT
                                          CORPORATION, as General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ MILLENNIUM PARTNERS-A, L.P.

                                    BY DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner

                                    By:  /s/ William F. Dawson
                                        -----------------------------------
                                          Name:  William F. Dawson
                                          Title:    Attorney-in-fact

                                    DLJ INVESTMENT FUNDING II, INC.

                                    By:  /s/ John M. Moriarty, Jr.
                                        -----------------------------------
                                          Name:  John M. Moriarty, Jr.
                                          Title:    Managing Director

                                    DLJ INVESTMENT PARTNERS, L.P.

                                    By:   DLJ INVESTMENT PARTNERS, INC.,
                                             Managing General Partner

                                    By:  /s/ John M. Moriarty, Jr.
                                        -----------------------------------
                                          Name:  John M. Moriarty, Jr.
                                          Title:    Managing Director

                                    DLJ INVESTMENT PARTNERS II, L.P.

                                    By:   DLJ INVESTMENT PARTNERS II, INC.,
                                             Managing General Partner

                                    By:  /s/ John M. Moriarty, Jr.
                                        -----------------------------------
                                          Name:  John M. Moriarty, Jr.
                                          Title:    Managing Director

                                    DONALDSON, LUFKIN & JENRETTE
                                    SECURITIES CORPORATION

                                    By:  /s/ Omar Karame
                                        -----------------------------------
                                          Name:  Omar Karame
                                          Title:    Vice President

                                    BNY CAPITAL CORPORATION

                                    By:  /s/ Branko Krmpotic
                                        -----------------------------------
                                          Name:  Branko Krmpotic
                                          Title:    Vice President

                                    CARLYLE HIGH YIELD PARTNERS, L.P.

                                    By:  /s/ Jack Mann
                                        -----------------------------------
                                          Name:  Jack Mann
                                          Title:    Managing Director

                                    CONNECTICUT GENERAL LIFE
                                          INSURANCE COMPANY

                                    By:   CIGNA Investments, Inc.
                                             (authorized agent)

                                    By:  /s/ Maurice A. Gordon
                                        -----------------------------------
                                          Name:  Maurice A. Gordon
                                          Title:    Managing Director

                                    LIFE INSURANCE COMPANY OF
                                          NORTH AMERICA

                                    By:   CIGNA Investments, Inc.
                                          (authorized agent)

                                    By:  /s/ Maurice A. Gordon
                                        -----------------------------------
                                          Name:  Maurice A. Gordon
                                          Title:    Managing Director

                                    /s/ John W. Castro
                                    -----------------------------------
                                    JOHN W. CASTRO

                                    /s/ Rick R. Atterbury
                                    -----------------------------------
                                    RICK R. ATTERBURY

                                    TCW CRESCENT MEZZANINE PARTNERS
                                    II, L.P., TCW CRESCENT MEZZANINE
                                    TRUST II

                                    By:   TCW/CRESCENT MEZZANINE II, L.P.,
                                    Its General Partner or Managing Owner

                                    By:   TCW/CRESCENT MEZZANINE, L.L.C
                                    Its General Partner

                                    By:  /s/ Jean Marc Chapus
                                    -----------------------------------
                                          Name:  Jean Marc Chapus
                                          Title:    President

                                    TCW LEVERAGED INCOME TRUST, L.P.

                                    By:   TCW ADVISORS (BERMUDA), LIMITED,
                                    As General Partner

                                    By:  /s/ Melissa V. Weiler
                                    -----------------------------------
                                          Name:  Melissa V. Weiler
                                          Title:    Managing Director

                                    By:   TCW INVESTMENT MANAGEMENT COMPANY,
                                    As Investment Advisor

                                    By:  /s/ Jean Marc Chapus
                                    -----------------------------------
                                          Name:  Jean Marc Chapus
                                          Title:    Managing Director

                                    TCW LEVERAGED INCOME TRUST II, L.P.

                                   By:   TCW (LINC II), L.P., as General Partner
                                   By:   TCW ADVISORS (BERMUDA), LIMITED,
                                   As General Partner

                                   By:  /s/ Melissa V. Weiler
                                   -----------------------------------
                                          Name:  Melissa V. Weiler
                                          Title:    Managing Director

                                    By:   TCW INVESTMENT MANAGEMENT COMPANY,
                                    As Investment Advisor

                                    By:  /s/ Jean Marc Chapus
                                    -----------------------------------
                                          Name:  Jean Marc Chapus
                                          Title:    Managing Director